Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Financial Stuart F. Bradt Controller (651) 312-3715 sfbradt@bremer.com Marketing/Public Relations Karen J. Greenwood Public Relations Specialist (651) 312-3674 kjgreenwood@bremer.com

BREMER REPORTS FIRST QUARTER 2004 EARNINGS

    St. Paul, Minn. (April 27, 2004) — Bremer Financial Corporation reported net income of $14.4 million for the three months ended March 31, 2004, a decline of 11.1% from the $16.2 million earned for the same three-month period in 2003. The $14.4 million of earnings reported in the first quarter of 2004 compares to $14.2 million reported in the fourth quarter of 2003. Return on average equity for the first quarter of 2004 was 12.23% compared to 15.02% in the first quarter of 2003, while return on average assets was 1.03% in the first quarter of 2004 compared to 1.28% in the first quarter of 2003.

Net interest income for the first quarter of 2004 was $45.8 million, a decrease of $318 thousand from the $46.1 million reported for the same period a year ago, as our net interest margin declined to 3.66% from 4.10% when comparing the same two quarters. Offsetting some of the decline in net interest margin when comparing the two quarterly periods was an increase in our average loans and leases of $291.1 million, or 8.0%.

The continued decline in our net interest margin is primarily the result of the prolonged low interest rate environment. The average yield on our earning assets declined 75 basis points when comparing the first

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Bremer Reports First Quarter 2004 Earnings

quarter of 2004 with the first quarter of 2003. Meanwhile, and largely as a result of competitive pressure in deposit markets and already historically low deposit rates, we were able to reduce the average cost of our interest bearing liabilities by only 35 basis points when comparing the same two periods.

Noninterest income of $20.3 million in the first quarter of 2004 reflected a $2.5 million or 10.8% decrease from the $22.8 million of noninterest income recorded in the first quarter of 2003. Increases of 24.4%, 11.9% and 24.1% in insurance, trust and brokerage revenues, respectively, were more than offset by lower gains on the sale of loans and securities. When comparing the first quarter of 2004 with the first quarter of 2003, insurance, trust and brokerage revenues increased a combined $1.1 million or 19.3%, while gains on the sale of loans and securities declined a combined $4.2 million. The decline in gains on sale of loans in the first quarter of 2004 can be attributed to a reduced level of residential mortgage loan refinancing activity.

Noninterest expense increased $472.0 thousand, or 1.2%, to $41.4 million in the first quarter of 2004 from $40.9 million in the first quarter of 2003. Recently improved trends in our medical claims activity, which allowed for a reduction in our employee health costs in the first quarter of 2004 as compared to those recorded in the first quarter of 2003, positively affected the noninterest expense comparison between the two periods.

Nonperforming assets at March 31, 2004 were $22.0 million, compared to $23.9 million at December 31, 2003 and $35.2 million at March 31, 2003. Correspondingly, the ratio of nonperforming assets to total loans, leases and OREO decreased to 0.55% at March 31, 2004 from 0.60% at December 31, 2003 and 0.95% at March 31, 2003.

Net charge-offs in the first quarter of 2004 were $1.8 million compared to $7.2 million in the fourth quarter of 2003 and $1.0 million in the first quarter of 2003. We recorded a provision for credit losses of $2.9 million in the first quarter of 2004 compared to $4.4 million in the fourth quarter of 2003 and $3.5 million in the first quarter of 2003. Our ratio of reserve to total loans and leases was 1.49% at March 31, 2004 and December 31, 2003, decreasing from 1.65% at March 31, 2003. Meanwhile, our reserve coverage on nonperforming loans and leases increased to 327% at March 31, 2004 from 290% at December 31, 2003 and 186% at March 31, 2003.

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Bremer Reports First Quarter 2004 Earnings

Bremer Financial Corporation is a privately-held, $5.7 billion regional financial services company owned by the Otto Bremer Foundation and our more than 1,800 employees. The company, founded in 1943 by Otto Bremer, is headquartered in St. Paul and provides a variety of banking, investment, trust, and insurance services in over 100 locations throughout Minnesota, North Dakota and Wisconsin.

Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks set forth in Exhibit 99.1 to Bremer’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

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Bremer Reports First Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three months ended March 31,
	2004	2003	Change
Operating Results:
Total interest income	$67,148	$68,900	(2.54	) %
Total interest expense	21,389	22,823	(6.28)

Net interest income	45,759	46,077	(0.69)
Provision for credit losses	2,943	3,478	(15.38)

Net interest income after provision for credit losses	42,816	42,599	0.51
Noninterest income	20,340	22,805	(10.81)
Noninterest expense	41,358	40,886	1.15

Income before income tax expense	21,798	24,518	(11.09)
Income tax expense	7,400	8,330	(11.16)

Net income	$14,398	$16,188	(11.06	) %

Net income per share	$1.20	$1.35	(11.06	) %
Dividends paid per share	0.45	0.45	--

Tax equivalent net interest income	$47,831	$48,071	(0.50	) %
Net charge-offs	1,849	1,007	83.62

Selected Financial Ratios:
Return on average assets	1.03%	1.28%	(0.25)
Return on average equity (1)	12.23	15.02	(2.79)
Average equity to average assets (1)	8.45	8.53	(0.08)
Net interest margin (2)	3.66	4.10	(0.44)
Operating efficiency ratio (3)	60.67	57.69	2.98
Net charge-offs to average loans and leases	0.19	0.11	0.08

	March 31 2004	March 31 2003			December 31 2003	Change
Balance Sheet Data:
Total assets	$5,721,282	$5,237,317	9.24%		$5,673,709	0.84%
Securities (4)	1,331,631	1,131,415	17.70		1,314,440	1.31
Loans and leases (5)	4,029,138	3,720,464	8.30		3,964,015	1.64
Total deposits	4,017,819	3,720,139	8.00		4,050,976	(0.82)
Short-term borrowings	712,427	457,854	55.60		639,358	11.43
Long-term debt	460,149	494,524	(6.95)		460,158	--
Total shareholders' equity and redeemable Class A
common stock	479,695	440,190	8.97		467,427	2.62
Per share book value of common stock	39.97	36.68	8.97		38.95	2.62
Asset Quality:
Reserve for credit losses	$60,000	$61,270	(2.07	) %	$58,906	1.86%
Nonperforming assets	22,021	35,234	(37.50)		23,936	(8.00)
Nonperforming assets to total loans, leases
and OREO	0.55%	0.95%	(0.40)		0.60%	(8.33)
Reserve to nonperforming loans and leases	326.96	185.65	141.31		289.63	12.89
Reserve to total loans and leases	1.49	1.65	(0.16)		1.49	--

(1) (2) (3) (4) (5)	Calculation includes shareholders' equity and redeemable class A common stock.
Tax-equivalent basis (TEB).
Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
Includes securities held-to-maturity and securities available-for-sale.
Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports First Quarter 2003 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended March 31,
	2004		2003
	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)
Summary Average Balance Sheet:
Total loans and leases (2)	$3,946,498	5.79%	$3,655,398	6.44%
Total securities (3)	1,292,831	3.85	1,079,739	4.82
Total other earning assets	12,931	1.37	16,716	1.28

Total interest earning assets (4)	$5,252,260	5.30%	$4,751,853	6.05%
Total noninterest earning assets	348,964		372,139

Total assets	$5,601,224		$5,123,992

Noninterest bearing deposits	$686,289		$621,303
Interest bearing deposits	3,280,603	1.52%	3,053,604	1.82%
Short-term borrowings	651,588	1.16	449,882	1.31
Long-term debt	460,154	6.19	496,048	6.24

Total interest bearing liabilities	$4,392,345	1.96%	$3,999,534	2.31%
Other noninterest bearing liabilities	48,879		65,863
Minority interest	150		150
Total shareholders' equity and redeemable
Class A common stock	473,561		437,142

Total liabilities and equity	$5,601,224		$5,123,992

	Three months ended March 31,
	2004	2003	$ Change	% Change
Summary Income Statement:
Total interest income	$67,148	$68,900	$(1,752)	(2	.54)%
Total interest expense	21,389	22,823	(1,434)	(6.28)

Net interest income	45,759	46,077	(318)	(0.69)
Provision for credit losses	2,943	3,478	(535)	(15.38)

Net interest income after provision for credit losses	42,816	42,599	217	0.51
Service charges	7,272	7,098	174	2.45
Insurance	2,783	2,238	545	24.35
Trust	2,619	2,340	279	11.92
Brokerage	1,535	1,237	298	24.09
Gain on sale of loans	2,261	4,312	(2,051)	(47.56)
Gain on sale of securities	2,050	4,202	(2,152)	NM
Other	1,820	1,378	442	NM

Total noninterest income	20,340	22,805	(2,465)	(10.81)
Salaries and wages	19,506	18,288	1,218	6.66
Employee benefits	5,602	6,171	(569)	(9.22)
Occupancy	3,059	2,789	270	9.68
Furniture and equipment	2,630	2,502	128	5.12
Data processing fees	2,639	2,485	154	6.20
FDIC premiums and examination fees	463	437	26	5.95
Amortization of intangibles	685	717	(32)	(4.46)
Other	6,774	7,497	(723)	(9.64)

Total noninterest expense	41,358	40,886	472	1.15

Income before income tax expense	21,798	24,518	(2,720)	(11.09)
Income tax expense	7,400	8,330	(930)	(11.16)

Net income	$14,398	$16,188	$(1,790)	(11	.06)%

(1) (2) (3) (4)	Calculation is based on interest income including $2,072 and $1,994 for the three months ending March 2004 and March 2003 to adjust to a fully taxable basis using the federal statutory rate of 35%.
Net of unearned discount and includes nonaccrual loans and leases.
Excluding net unrealized gain (loss) on securities available-for-sale.
Before deducting the reserve for credit losses.